UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2016 (December 22, 2015)

INLAND LAND APPRECIATION FUND II, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19220	36-3664407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 218-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed by Inland Land Appreciation Fund II, L.P. (the “Partnership”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2015, on November 9, 2015, the Partnership, as seller, entered into a Vacant Land Purchase and Sale Contract (the “Purchase Contract”) with a third party purchaser to sell approximately 182 acres of land in Kane County, Illinois. The subject land is referred to in the Partnership’s periodic reports as Parcel No. 8. The contract sales price of the subject land was to be $1,837,705 and was to be sold “AS IS” but subject to usual and customary closing conditions. Pursuant to the Purchase Contract, the purchaser exercised its right to terminate the Purchase Contract prior to the expiration of the due diligence period by delivering notice of termination to the Partnership on December 22, 2015. The purchaser’s earnest money deposit was returned to the purchaser following termination of the Purchase Contract. There were no termination penalties in connection with the termination of the Purchase Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND LAND APPRECIATION FUND II, L.P.

Date: January 13, 2016	By:	Inland Real Estate Investment Corporation
Its General Partner

		By:	/s/ Guadalupe Griffin
		Name:	Guadalupe Griffin
		Title:	Senior Vice President & Principal Executive Officer of the Partnership